MutualFirst Financial Announces Annual Meeting Date

MUNCIE, Ind., Jan. 28, 2014 /PRNewswire/ -- MutualFirst Financial, Inc. (NASDAQ: MFSF), will hold its annual meeting of stockholders at the Bank's headquarters at 110 E. Charles Street, Muncie, Indiana on May 7, 2014 at 3:00 p.m. local time. The Record Date for voting has been set for March 3, 2014.

MutualFirst Financial, Inc. is the parent company of MutualBank, an Indiana-based financial institution. The company has thirty full-service retail financial centers in Delaware, Elkhart, Grant, Kosciusko, Randolph, St. Joseph and Wabash counties in Indiana. MutualBank also has two offices located in Carmel and Crawfordsville, Indiana specializing in wealth management and trust services and a loan origination office in New Buffalo, Michigan. MutualBank is a leading mortgage lender in each of the market areas it serves, and provides a full range of financial services including business banking, wealth management, trust services, investments and Internet banking services. The Company's stock is traded on the NASDAQ National Market under the symbol "MFSF" and can be found on the Internet at www.bankwithmutual.com.

CONTACT: David W. Heeter, (765) 747-2880